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                              EMPLOYMENT AGREEMENT

         Agreement dated as of October 13, 1997 between PRT Group Inc., a Delaware Corporation ("PRT" or the "Company"), with its principal office at 342 Madison Avenue, New York, New York 10173, and Leonard P. Ciriello, the executive ("Executive") residing at [address].

         The parties agree as follows:

         1. (a) The Company employs the Executive as General Counsel and Senior Vice President of the Company, to carry out the duties and responsibilities more fully de scribed in Exhibit A hereto and as shall from time to time be reasonably assigned to him by the Company's Board of Directors, President and Chief Executive Officer. The Executive accepts such employment and agrees to devote his full time and effort to the business and affairs of the Company. The Executive shall carry out such duties at the Company's principal office at the address set forth above.

            (b) The term of Executive's employment shall commence on October 13, 1997 and terminate on the third anniversary thereof, unless sooner terminated pursuant to the provisions set forth below in paragraph 2 (the "Term"). Commencing on the third anniversary date of this Agreement, and on each anniversary thereafter, the Term shall automatically be extended for one additional year unless either party shall have notified the other party at least ninety (90) days prior to such date that it does not wish to extend the Term.

            (c) The Company shall pay the Executive for all services to be rendered by him to the Company the compensation set forth in Exhibit B, payable during the Term in accordance with the Company's payroll practices for executive employees as in effect from time to time, but not less frequently than monthly.

            (d) During the Term, the Executive shall be entitled to receive reimbursement in accordance with the Company's established policies and procedures for all reasonable expenses incurred by him in connection with performance of his duties hereunder.

         2. (a) If, during the Term, the Executive is unable to perform his duties hereunder on account of illness, accident or other physical or mental incapacity, as determined by an independent medical doctor, and such illness or other incapacity shall continue for a period of more than three consecutive months or four months out of any twelve month period, the Company shall have the right, on two months written notice (given after such period) to Executive, to terminate this Agreement. In such event, the Company shall be obligated to pay to Executive his base salary and provide health benefits for a period of one year following such termination and shall have no further obligation to Executive hereunder. However, if, prior to the date specified in such notice, the Executive's illness or incapacity shall have terminated and he shall have taken up the performance of his duties hereunder, the Executive shall be entitled to renew his employment and receive the compensation payable hereunder as though such notice had not been given.

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            (b) The Company may terminate the Executive's employment with the
Company and all rights and obligations of the parties hereunder (except with regard to Section 3) by a four (4) months prior written notice. Upon such a termination (a termination "Without Cause") the Company shall provide
Executive with the following: (i) if such termination Without Cause occurs during the first 30 months of the Term, the Company shall continue to pay Executive his base salary hereunder and provide health benefits for a period of one (1) year or the remainder of the Term, whichever is less, and all benefits that are tied to a vesting schedule shall immediately vest; provided, that, if Executive is terminated in connection with any Change in Control of the Company (as hereafter defined) and such termination Without Cause occurs during the first 30 months of the Term, the Company shall continue to pay Executive his base salary hereunder and provide health benefits for a period of two (2) years or the remainder of the Term, whichever is less, and all benefits that are tied to a vesting schedule shall immediately vest; and (ii) if such termination occurs at any time after the 30th month of the Term, the Company shall continue to pay Executive his base salary hereunder and provide health benefits for period of six months or the remainder of the Term, whichever is less, and all benefits that are tied to a vesting schedule shall immediately vest. Notwithstanding the foregoing, a termination Without Cause shall include, without limitation, any (i) demotion, (ii) material adverse change in the duties of the Executive set forth on Exhibit A, or (iii) movement of the Company's principal offices (as set forth in the first paragraph of this Agreement) in excess of twenty-five miles. Other than the payments set forth in this Section 2(b), the Company shall have no further obligation to Executive hereunder in the event of termination Without Cause. A "Change in Control" as used herein shall mean any (x) merger, consolidation or amalgamation of the Company with another entity in which the shareholders of the Company prior to such transaction hold less than 51% of the voting power of the securities of the surviving entity after such transaction, (y) sale of all or substantially all of the Company's assets, or (z) tender offer or other transaction or series of related transactions which results in any entity (other than The Mellinger Group LLC) holding in excess of 51% of the voting power of the securities of the Company outstanding immediately after such tender offer, transaction or series of related transactions.

            (c) The Executive may terminate the Execu tive's employment with the Company and all rights and obliga tions of the parties hereunder (except with regard to Sec tions 3 and 4) by four (4) months prior written notice to the Company.

            (d) The Company shall have the right to terminate this Agreement and Executive's employment by the Company immediately for justifiable Cause, which is limited to (i) a material breach by Executive of any material provi-sion of this Agreement, (ii) any act of fraud, misappropriation of funds or embezzlement by the Executive in connection with his employment hereunder, and
(iii) any act of gross negligence or other action by Executive constituting willful malfeasance having a materially adverse effect on the Company. Upon such termination, the Company shall have no further obligations to Executive hereunder.

         3. Executive agrees with the Company that Executive will not during or after the Term disclose to anyone (except to the extent reasonably necessary for Executive to perform his duties hereunder) any "confidential information" as such term is hereinafter qualified concerning the business or affairs of the Company which Executive may have

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acquired in the course of or as incident to his employment or prior dealings with the Company, including, without limitation, customer lists, business or trade secrets of, or methods or techniques used by the Company or any information concerning its customers. For purposes of this Section, confidential information shall not include information which (i) is known to the public prior to the date of communication thereof by the Executive, (ii) becomes known to the public thereafter other than through communications by Executive, or (iii) becomes known to Executive subsequent to the date of his termination of employment with the Company.

         4. (a) Executive acknowledges that his services and responsibilities are of unique and particular significance to the Company and that his position with the Company will give him a close knowledge of its policies and trade secrets. Executive agrees as follows: if Executive ceases to be an employee of the Company for any reason whatsoever other than his termination Without Cause, Executive will not, directly or indirectly, on behalf of himself or others, commencing with the date of termination and ending one year after the termination date (A) own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, director, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes anywhere in the world directly or indirectly with the Company or any of its subsidiaries in the "information technology professional services" business, (B) solicit or attempt to solicit any employee of the Company to terminate his or her employment by the Company, or (C) induce or attempt to induce any customer or independent contractor of the Company to terminate its relationship with or to take any action that would be disadvantageous to the business of, the Company. Notwithstanding the foregoing, the Executive may own solely as a passive investor up to 5% of the equity securities of any company which has a class of securities that are publicly traded.

            (b) Executive acknowledges that the provisions of this Section are reasonable and necessary for the protection of the Company and that each provision and the period of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. If any provision of this Section, including any sentence or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified and limited to the extent necessary to render this valid and enforceable. The parties acknowledge that the Company shall be entitled to all remedies provided for at law or in equity, including without limitation, an injunction to enforce the provisions of this Section. This Section shall not be the exclusive remedy available to the Company in the event of breach of this Agreement and the rights and remedies provided for in this Section shall be in addition to all other rights and remedies available to the Company.

         5. Executive represents and warrants to the Company that he is not under any obligation of a contractual or other nature to any person, firm or corporation other than the Company which would be inconsistent or in conflict with this Agreement at the time Executive works on a full time basis with Company.

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         6. (a) This Agreement and the Exhibits hereto contain the entire agreement between the parties hereto, supersedes and nullifies all prior understandings, promises and undertakings, if any, made orally or in writing by or on behalf of the parties with respect to the subject matter hereof, and may not be modified or terminated orally. This Agreement shall be construed and governed in accordance with the laws of the State of New York.

            (b) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives, but no right or responsibility of the Executive hereunder may be assigned, pledged or encumbered by him without the written consent of the Company.

            (c) Any notice referred to herein shall be sufficient if furnished in writing, and delivered in person or mailed by overnight courier or certified mail (return receipt requested) to the respective parties at the address

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set forth above or such other address as either party from time to time shall designate in writing.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


PRT GROUP INC.


By: /s/ Gregory S. Mellinger      /s/ Leonard P. Ciriello
   --------------------------     ------------------------------
Name:  Gregory S. Mellinger       Leonard P. Ciriello
Title: Chief Operating Officer    Executive
       and Secretary




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EXHIBIT A


                  POSITION GOALS, DUTIES AND RESPONSIBILITIES


Mr. Leonard P. Ciriello will assume the official titles of Senior Vice President and General Counsel of PRT Group Inc. reporting to the Chairman of the Board of Directors and the President and Chief Executive Officer. His responsibilities will include all legal matters concerning PRT Group Inc. and its subsidiaries. PRT further defines these responsibilities as:

1.  MAJOR GOALS

o   Provide the Company with legal counsel to enable it to achieve its goals.

o Achieve reductions in significant expense items of the Company (after taking Company growth into account) by, among other things, negotiating more favorable agreements with vendors and service providers.

2.  JOB DESCRIPTION

o Perform necessary day to day legal functions to assist in building a highly trained, effective, and motivated consulting company that is able to take advantage of the market conditions to ensure consistent financial and market growth.

o   Build PRT through selective acquisition opportunities.

o Work to protect the Company from harmful litigation, damage, or risk exposure.

o Develop and implement control mechanisms so as to ensure substantial compliance with applicable law.

o Determine ways to improve and increase the effectiveness and scope of PRT's active engagement contracts and arrangements.

o Manage PRT's legal budget and expenses to maximize return on investment for PRT shareholders and stock option participants.

o Effectively communicate and report on PRT's legal status on a regular basis to the Company's Chief Executive Officer and Board of Directors.

o   Demonstrate strong verbal and written communications skills.

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EXHIBIT B

                         EMPLOYMENT AGREEMENT ADDENDUM

SALARY AND BENEFITS

o Your salary at PRT for the first year of the Term is $150,000 per year. Future raises will be determined by the Board of Director's Compensation Committee.

o On the date hereof, you will be granted 75,000 options to purchase shares of PRT common stock under the Com pany's Amended and Restated 1996 Stock Incentive Plan with an exercise price of $13.50 per share, vesting 33 1/3% on each of the first three anniversaries of the date hereof.

o On the date hereof, you will be granted 7,407 shares of PRT common stock, valued at $100,000 in the aggregate at the current fair market value, fully vested.

o During the Term, Executive shall be entitled to participate in an executive performance based incentive compensation program developed by the Board of Directors' Compensation Committee for the Company's executives. Such participation shall be based on the overall financial growth of the Company and certain other factors and shall be on a basis no less favorable than that of any other Company executive. This compensation will be paid not later than the first quarter of each calendar year.

o You will receive PRT stock options during the duration of the program in accordance with the compensation programs for executive employees.

o   PRT will offer its partial matching 401(k) plan program to you.

o   PRT will offer its disability insurance program to you when implemented.

o PRT will offer you its standard vacation and personal day policy for PRT employees with four(4) years of service (for vacation, personal and sick days).

o During the Term, Executive shall be entitled to receive reimbursement in accordance with the Company's established policies and procedures for all reasonable expenses incurred by him in connection with his performance of duties hereunder. Such reimbursement shall include, among other things,
    (i) New York and Massachusetts State bar fees, (ii) fees for Executive's membership in the New York Bar Association, and (iii) a corporate membership at two professional clubs or associations suitable to Executive's stature as General Counsel, not to exceed $1,500 per annum, and (iv) travel and entertainment expenses incurred in connection with Exec utive's participation in conferences.

o During the Term, Executive shall be eligible to participate in all employee benefit plans and arrangements that may be offered from time to time by the Company to its employees or executives, in accordance with the terms and provisions of such plans.

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